Exhibit 99.1

Extra Space Storage & Life Storage Announce Closing of Merger

Creates the largest storage operator and one of the largest REITs in the MSCI U.S. REIT Index

SALT LAKE CITY, July 20, 2023 – Extra Space Storage Inc. (NYSE: EXR) (“Extra Space”) and Life Storage, Inc. (“Life Storage”) announced today that the companies have completed their previously announced merger, following approval by the shareholders of both companies. The combined company is now the largest storage operator in the country (based on the number of self-storage locations) with over 3,500 locations, approximately 270 million square feet of rentable storage space, and over two million customers. The combined entity will be among the largest REITs in the MSCI U.S. REIT Index, with an enterprise value of approximately $46 billion.

“We are prepared for the smooth integration of Life Storage, and we believe this combination gives the combined company an even more formidable portfolio, team, and platform, with over 3,500 stores across 43 states,” said Extra Space Storage CEO Joe Margolis. “We are confident we will achieve at least $100 million in underwritten annual run-rate synergies, and that we will unlock additional synergies resulting from our increased scale.”

Merger Highlights:

The combination of Extra Space and Life Storage is expected to deliver significant strategic, operational and financial benefits to shareholders, including:

•

Transformative scale: Combines two industry leaders with long track records of outperformance and creates the largest U.S. storage operator (based on the number of self-storage locations) and a top ten REIT by enterprise value in the MSCI U.S. REIT Index. Uniting Extra Space’s and Life Storage’s leading technology and data analytics platforms will also allow the combined company to continue to drive same-store net operating income growth while providing exceptional service to customers.

•	Enhanced diversification: Creates a highly diversified portfolio of quality storage assets in markets benefiting from compelling demand and population demographic trends.

•

Significant synergy opportunity: The transaction is expected to generate $100 million in annual run-rate operating synergies from G&A and property operating expense savings as well as improved property operating revenue and tenant insurance income. Extra Space has a demonstrated track record of integrating stores onto its platform and delivering outsized returns to shareholders.

•	Embedded growth drivers: The combined business’s scaled and growing third-party management, joint venture and bridge loan platforms will create a robust pipeline for accelerated external growth.

•	Positive financial impact: The transaction is expected to be accretive to Core FFO per share within the first year of closing and be leverage neutral.

In connection with the completion of the merger, the Extra Space board has expanded from 10 to 13 directors with the addition of three new directors designated by Life Storage: Mark G. Barberio, Joseph V. Saffire, and Susan Harnett.

Citigroup Global Markets Inc. acted as lead financial advisor and Latham & Watkins LLP served as legal advisor to Extra Space. J.P. Morgan Securities LLC also served as a financial advisor to Extra Space. Wells Fargo Securities and BofA Securities acted as financial advisors and Hogan Lovells US LLP, Phillips Lytle LLP, and Quinn Emanuel Urquhart & Sullivan LLP served as legal advisors to Life Storage.

About Extra Space

Extra Space Storage Inc., headquartered in Salt Lake City, is a fully integrated, self-administered and self-managed real estate investment trust, and a member of the S&P 500. As of March 31, 2023, Extra Space owned and/or operated 2,388 self-storage properties, which comprise approximately 1.7 million units and approximately 180.0 million square feet of rentable storage space. With the completed merger, Extra Space now has over 3,500 locations under the Extra Space, Life Storage and Storage Express brands, and it is the largest operator of self-storage properties in the United States.

For more information, please visit www.extraspace.com.

Forward-Looking Statements

The statements in this communication that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Extra Space and Life Storage operate as well as beliefs and assumptions of Extra Space and Life Storage. Such statements involve uncertainties that could significantly impact Extra Space’s or Life Storage’s financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Extra Space or Life Storage expects or anticipates will occur in the future — including statements relating to the benefits of the merger between Extra Space and Life Storage, including anticipated operations, financial position, prospects, synergies or competitive advantages and future growth, and Extra Space’s debt, capital structure and financial position — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Extra Space and Life Storage believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, neither Extra Space nor Life Storage can give assurance that its expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks related to diverting the attention of Extra Space management from ongoing business operations; (ii) failure to realize the expected benefits of the merger; (iii) significant transaction costs and/or unknown or inestimable liabilities; (iv) the risk of shareholder litigation in connection with the proposed transaction, including resulting expenses; (v) the risk that Life Storage’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (vi) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the merger; (vii) the effect of the merger on the ability of Extra Space to operate its business and retain and hire key personnel and to maintain favorable business relationships; (viii) risks related to the market value of the Extra Space common stock issued in the merger; (ix) national, international, regional and local economic and political climates and conditions; (x) changes in global financial markets and interest rates; (xi) increased or unanticipated competition for Life Storage’s or Extra Space’s properties; (xii) risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change; (xiii) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (xiv) availability of financing and capital, the levels of debt that Extra Space maintains and its credit ratings; (xv) environmental uncertainties, including risks of natural disasters; and (xvi) those additional factors discussed under Part I, Item 1A. Risk Factors in Extra Space’s and Life Storage’s respective Annual Reports on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, as well as the other risks described in their respective filings. Neither Life Storage nor Extra Space undertakes any duty to update any forward-looking statements appearing in this communication except as may be required by law.

# # #

Investor Contact	Media Contact

Jeff Norman 801-365-1759 investorrelations@extraspace.com	McKall Morris 801-562-5556 info@extraspace.com